                                                EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-224469 on Form S-3 and Registration Statement Nos. 333-234332, 333-216117, 333-200009, 333-196055, 333-175712, and 333-172364 on Form S-8 of our reports dated February 17, 2021, relating to the consolidated financial statements of ARMOUR Residential REIT, Inc. and subsidiaries, and the effectiveness of ARMOUR Residential REIT, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of ARMOUR Residential REIT, Inc. and subsidiaries for the year ending December 31, 2020.

/s/ Deloitte & Touche LLP
Miami, Florida

February 17, 2021